UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 19, 2024
MariaDB plc
(Exact name of registrant as specified in its charter)

Ireland	001-41571	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
699 Veterans Blvd
Redwood City, CA 94063
(Address of principal executive offices, including zip code)
(855) 562-7423
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	MRDB	New York Stock Exchange
Warrants, each whole warrant exercisable for one Ordinary Share at an exercise price of $11.50 per share	MRDBW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement

Forbearance Agreement

On January 31, 2024, that certain senior secured promissory note, dated as of October 10, 2023 and amended on January 10, 2024, issued by MariaDB plc (the “Company”) to RP Ventures LLC (“RP Ventures”) in the principal amount of $26,500,000 (the “RP Note”) matured. The Company did not pay the outstanding principal, interest, and other applicable fees or charges due and payable on the RP Note. In addition, the Company and the guarantors under the RP Note (the “Guarantors”) failed to comply with certain other obligations under the RP Note. This nonpayment and compliance failure gave rise to events of default under the RP Note.

The Company is currently in discussions with RP Ventures and Hale Capital Partners to replace the RP Note and raise capital through a convertible preferred equity financing. On February 5, 2024, to allow for further negotiations with respect to a transaction to restructure all or any material part of the obligations under the RP Note and any amendment or extension of the RP Note (the “RPV Transaction”), the Company and the Guarantors entered into a Forbearance Agreement by and among the Company, the Guarantors, and RP Ventures as Agent and Holder of the RP Note (the “Forbearance Agreement”). There are no assurances that the Company will reach an agreement with RP Ventures with respect to the RPV Transaction or that RP Ventures will not exercise remedies in the event that the Forbearance Agreement terminates or an additional event of default occurs under the RP Note. Under the terms of the Forbearance Agreement, interest on amounts due under the RP Note accrues at the default rate of 2% above the otherwise-applicable non-default interest rate of 10%.

Pursuant to the Forbearance Agreement, RP Ventures has agreed not to exercise its rights and remedies in relation to the defaults under the RP Note identified in the Forbearance Agreement until February 21, 2024, subject to certain limitations and conditions.

In addition, the Company has agreed to pay RP Ventures a forbearance fee of $100,000 and to reimburse all reasonable and documented fees and out-of-pocket expenses of RP Ventures and any of its directors, officers, employees or agents, including its counsel, consultant and any other advisors, in connection with the Forbearance Agreement, the RP Note, the Guarantee and Collateral Agreement dated as of October 10, 2023 by and between the Company and the Guarantors in favor of RP Ventures as Agent and Holder of the RP Note (the “Guarantee and Collateral Agreement”) and other related RP Note documents.

Additional Actions Resulting In Events of Default

Under the terms of the Forbearance Agreement, the Company has agreed that certain additional actions taken by or regarding the Company would constitute an immediate event of default under the Forbearance Agreement, the RP Note, the Guarantee and Collateral Agreement and other related RP Note documents, without any notice or grace or cure period. These actions include, among other things, (i) any misrepresentation by the Company or failure by the Company to comply with the terms of the Forbearance Agreement, the RP Note, the Guarantee and Collateral Agreement and other related RP Note documents, (ii) the exercise by a person other than RP Ventures of such person’s rights or remedies against the Company, or any obligor providing credit support for the Company’s obligations to such person, or against the Company or such obligor’s properties or assets, or (iii) any public announcement by (A) the Company regarding certain change of control events under the RP Note or a proposed change of control event under the RP Note (which include, among other things, the Company no longer owning 100% of each class of the outstanding equity interest of its direct and indirect subsidiaries) or (B) a third party regarding a proposed offer or other transaction with the Company that could result in a change of control. Upon the occurrence of an event of default, RP Ventures may declare the principal of and accrued interest on the RP Note to be immediately due and payable.

Restricted Period

Under the terms of the Forbearance Agreement, the Company is subject to certain restrictions for a period extending until the earlier of (i) the execution of a definitive agreement among the Company, the Guarantors, and RP Ventures relating to the RPV Transaction and (ii) 11:59 p.m. Pacific Time on February 21, 2024 (the “Restricted Period”).

During the Restricted Period, the Company and its subsidiaries are unable to, directly or indirectly (in each case other than any transaction with RP Ventures): (i) (A) initiate, solicit, facilitate or encourage any inquiries or proposal from any persons that may constitute, or could be expected to lead to, any merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, scheme of arrangement, amalgamation, spin-off, share exchange, business combination, purchase, loan, notes issuance, issuance of indebtedness or other financing or similar transaction involving the Company or any of its subsidiaries; or to any acquisition by any person or group, or proposal or offer, which would result in any person or group becoming the beneficial owner of 2% or more of any class of equity interests or voting power, or consolidated net income, revenue or assets, of the Company and its subsidiaries (in each case other than any transaction with RP Ventures) (each, an “Alternative Transaction”) or (B) discuss, negotiate, respond to or participate in any discussion or negotiations with any persons with respect to, or that could be expected to lead to, an Alternative Transaction; (ii) provide any non-public information relating to the Company or any of its subsidiaries’ assets, business or records to any persons in connection with an Alternative Transaction, unless, and solely to the extent, required by Rule 20.3 of the Irish Takeover Panel Act, 1997, Takeover Rules, 2022 (the “Irish Takeover Rules”); (iii) waive or amend any standstill provision that any persons has entered into with respect to an Alternative Transaction, or (iv) approve, authorize, enter into or make any public statement regarding any contract, agreement, arrangement or understanding (whether oral or written), term sheet, letter of intent or similar instrument with any persons requiring or which would be expected to require the Company to delay, abandon, terminate or fail to consummate the RPV Transaction unless, and solely to the extent, required by law or regulatory authorities and, subject to the Irish Takeover Rules, prior written notice of such requirement is provided to RP Ventures, with RP Ventures having the opportunity (to the extent permitted by law) to minimize such disclosure.

In the event the Company or any of its subsidiaries receives an inquiry, proposal, offer, or indication of interest with respect to an Alternative Transaction during the Restricted Period (such offer, a “Competing Offer”) from a third party, the Company will (i) notify the third party that the Company is contractually prohibited from engaging in discussions with, or otherwise responding to, the third party in response thereto and (ii) promptly notify RP Ventures and provide the material terms and communications relating to such Competing Offer, among other things, to the extent permitted by the Irish Takeover Rules. To the extent permitted by the Irish Takeover Rules, the Company shall keep RP Ventures fully informed on a current basis of any modifications to such offer, indication of interest, proposal or inquiry and any information provided or received or communications made with respect thereto.

In addition, if the Company receives a Competing Offer during the Restricted Period that is determined to be superior to the terms proposed in connection with the RPV Transaction, and the failure to take such action with respect thereto would reasonably be expected to be violate the responsibility of the board of directors of the Company (the “Board”) under the Irish Takeover Rules, the Forbearance Agreement requires the Company to provide a notice to RP Ventures of such superior Competing Offer and sets forth certain procedures that RP Ventures may pursue to modify the terms of any proposed RPV Transaction in response to such determination within ten days of receiving such notice. During such ten day period from the time of such notice, the Company and its subsidiaries and representatives are prohibited from making any public statement or express any public opinion relating to the superior Competing Offer. In the event the Company makes such an announcement, the making of such announcement will, at the election of RP Ventures, constitute a termination event under the Forbearance Agreement.

During the Restricted Period, the Company is required to negotiate in good faith to execute and implement definitive legal documents to consummate the RPV Transaction.

In consideration of entering into the Forbearance Agreement, the Company agrees to release RP Ventures, Runa Capital Fund II, L.P. and its affiliates, and each of their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, directors, agents and other representatives of and from any and all demands, actions, causes of action, suits, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever in connection with the Forbearance Agreement, the RP Note, the Guarantee and Collateral Agreement and other related RP Note documents.

The foregoing description is only a summary of the material provisions of the Forbearance Agreement and is qualified in its entirety by reference to the Forbearance Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Current Report”) and incorporated by reference herein.

Related Parties

Pursuant to Board appointment rights granted under the RP Note, RP Ventures appointed two directors, Michael Fanfant and Yakov Zubarev, to the Board on October 10, 2023. Mr. Fanfant and Mr. Zubarev have relationships with RP Ventures or certain Company shareholders and their affiliates. Mr. Fanfant is a shareholder of Runa Capital II (GP), the general partner of Runa Capital Fund II, L.P., and Runa Capital Opportunity I (GP), the general partner of Runa Capital Opportunity Fund I, L.P. and the managing shareholder of Runa Ventures I Limited, which collectively beneficially own more than 5% of the Company’s outstanding ordinary shares. Mr. Fanfant has also served as sole member and manager of RP Ventures since June 9, 2023. Mr. Zubarev is the brother of Ilya Zubarev, who is a shareholder in Runa Capital II (GP) and Runa Capital Opportunity I (GP), and one of four members of the investment committee of each of these entities that makes all investment and voting decisions relating to the Company’s ordinary shares held by Runa, Runa Capital Opportunity Fund I, L.P. and Runa Ventures I Limited.

Item 2.04    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information relating to the events of default set forth in Item 1.01 of this Current Report is incorporated into this Item 2.04 by reference.

Item 8.01    Other Events

Special Committee

On January 19, 2024, the Board established a special committee of the Board (the “Special Committee”) consisting of Jurgen Ingels and Paul O’Brien. The Special Committee is authorized to, among other things, review, evaluate and negotiate the RPV Transaction and alternatives thereto. In carrying out its responsibilities, the Special Committee has coordinated and consulted, and will coordinate and consult, with the Board, management, and the Company’s professional advisors, as appropriate.

Forward-Looking Statements

Certain statements in this Current Report are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words indicating future events and actions, such as “will,” “intend,” “plan,” and “may,” and variations of such words, and similar expressions and future-looking language identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this report include statements regarding the RPV Transaction, future liquidity, solvency, operations and trading of the Company in the instance RP Ventures pursues any of its remedies under the RP Note or the Forbearance Agreement, including foreclosure or activation of control of the Company’s deposit accounts, and actions regarding potential strategic alternatives. Forward-looking statements are not guarantees of future events and actions, which may vary materially from those expressed or implied in such statements. Differences may result from, among other things, actions taken by the Company or its management or the Board or the Special Committee, or third parties, including those beyond the Company’s control, such as RP Ventures or its affiliates and NYSE. The foregoing list of differences and risks and uncertainties is illustrative but by no means exhaustive. For more information on factors that may affect the RP Note and related events, please review “Risk Factors” and other information included in the Company’s filings and records filed with the United States Securities and Exchange Commission. These forward-looking statements reflect the Company’s expectations as of the date hereof. The Company undertakes no obligation to update the information provided herein.

Exhibit No.	Description

10.1
Forbearance Agreement, by and among the Company, MariaDB USA, Inc., MariaDB Canada Corp., MariaDB UK LTD, MariaDB Bulgaria EOOD, RP Ventures, as Agent, and RP Ventures, as Holder, dated as of February 5, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MariaDB plc
Dated: February 6, 2024
	By:	/s/ Conor McCarthy
		Name:	Conor McCarthy
		Title:	Chief Financial Officer